UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 23, 2015

CIRRUS LOGIC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-17795 (Commission File Number)	77-0024818 (I.R.S. Employer Identification No.)

800 West 6th Street, Austin, TX 78701
(Address of principal executive offices) (Zip Code)

(512) 851-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On June 23, 2015, Cirrus Logic, Inc. (“Cirrus” or the “Company”) and Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto, entered into a first amendment to its Credit Agreement (the “First Amendment”).  Capitalized terms used and not defined in this section of Item 1.01 have the meanings given to such terms in the Credit Agreement.

The First Amendment primarily provides additional flexibility to the Company for certain intercompany transactions.  In particular, the First Amendment  (i) amended the definition of “Permitted Acquisition” to increase the threshold whereby the Company must provide certain financial statements and certifications to the Administrative Agent; (ii) expanded the Company’s ability to make intercompany investments, including unsecured intercompany Indebtedness to fund a Permitted Acquisition; and (iii) provided the Company with the ability, under certain circumstances, to transfer Capital Stock in a Non-Guarantor Subsidiary to a another Wholly-Owned Subsidiary that is not a Credit Party.

A copy of the First Amendment to the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01.         Financial Statements and Exhibits

(d)           Exhibits.

Exhibit	Description
10.1	First Amendment to Credit Agreement among Cirrus Logic, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, as a Lender and Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRRUS LOGIC, INC.

	By:	/s/ Thurman K. Case
	Name:	Thurman K. Case
	Title:	Chief Financial Officer
Date: June 26, 2015

EXHIBIT INDEX

Exhibit	Description
10.1	First Amendment to Credit Agreement among Cirrus Logic, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, as a Lender and Administrative Agent